Exhibit 4-i



                               TRUST AGREEMENT
                                      OF
                            MSDW CAPITAL TRUST III


     THIS TRUST AGREEMENT is made as of February 12, 1998 (this "Trust Agreement"), among Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation, as depositor (the "Depositor"), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee", and together with the Delaware Trustee, the "Issuer Trustees") and Alexander C. Frank and Debra M. Aaron, individuals, as administrators (the "Administrators"). The Depositor and the Issuer Trustees hereby agree as follows:

     1. The trust created hereby shall be known as MSDW Capital Trust III (the "Issuer Trust"), in which name the Issuer Trustees or the Depositor, to the extent provided herein, may conduct the business of the Issuer Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Issuer Trust the sum of $10. It is the intention of the parties hereto that the Issuer Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq.
                                                -------               -- ---
(the "Business Trust Act"), and that this document constitute the governing instrument of the Issuer Trust. The Issuer Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. An amended and restated Trust Agreement satisfactory to each party to it and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as herein defined), or in such other form as the parties thereto may approve, will be entered into to provide for the contemplated operation of the Issuer Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Issuer Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Issuer Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein. It is the intent of the parties hereto that the Administrators shall not be trustees with respect to the Issuer Trust and this Trust Agreement shall be construed in a manner consistent with such intent.

     4. The Depositor, as the depositor of the Issuer Trust, is hereby authorized (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Issuer Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including pre-effective or post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Capital Securities of the Issuer Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Capital Securities required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Capital Securities of the Issuer Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange, the American Stock Exchange, The London Stock Exchange Ltd, The Luxembourg Stock Exchange, The Paris Bourse or other stock exchange or securities market, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Issuer Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on the New York Stock Exchange, the American Stock Exchange, The London Stock Exchange Ltd, The Luxembourg Stock Exchange, The Paris Bourse or such other stock exchange or securities market, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Issuer Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Issuer Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Issuer Trust an underwriting agreement with one or more underwriters relating to the offering of the Capital Securities of the Issuer Trust. In the event that any filing referred to in clauses (i), (ii) or (iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchanges or securities markets, NASD, or securities or "Blue Sky" laws to be executed on behalf of the Issuer Trust by the Administrators, the Administrators, in their capacity as administrators of the Issuer Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Issuer Trust any and all of the foregoing, it being understood that the Administrators, in their capacity as administrators of the Issuer Trust, shall not be required to join in any such filing or execute on behalf of the Issuer Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchanges or securities markets, NASD, or securities or "Blue Sky" laws.

     5.   This Trust Agreement may be executed in one or more counterparts.

     6. The number of trustees and administrators of the Issuer Trust initially shall be two and thereafter the number of trustees of the Issuer Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees and administrators of the Issuer Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Issuer Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee or administrator of the Issuer Trust at any time. Any trustee or administrator of the Issuer Trust may resign upon thirty days' prior notice to the Depositor.

     7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                   MORGAN STANLEY, DEAN WITTER,
                                        DISCOVER & CO.,
                                        as Depositor



                                   By:    /s/ Alexander C. Frank
                                        -------------------------
                                   Name:      Alexander C. Frank
                                   Title:     Assistant Treasurer


                                   THE BANK OF NEW YORK (DELAWARE),
                                       not in its individual capacity
                                       but solely as Delaware Trustee


                                   By:    /s/ Walter N. Gitlin
                                        -------------------------
                                   Name:      Walter N. Gitlin
                                   Title:     Authorized Signatory


                                   THE BANK OF NEW YORK,
                                       not in its individual capacity
                                       but solely as Property Trustee


                                   By:    /s/ Michael Culhane
                                        -------------------------
                                   Name:      Michael Culhane
                                   Title:     Vice President




                                   By:    /s/ Alexander C. Frank
                                        -------------------------
                                   Name:      Alexander C. Frank
                                   Title:     Administrator



                                   By:    /s/ Debra Aaron
                                       -------------------------
                                   Name:      Debra Aaron
                                   Title:     Administrator